SCHEDULE 14C INFORMATION STATEMENT

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

                          |X| Filed by the Registrant

                 |_| Filed by a Party other than the Registrant

Check the appropriate box:

|_|   Preliminary Information Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|   Definitive Information Statement

A.B. Watley Group Inc.
(Name Of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. Amount Previously Paid:

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                             A.B. WATLEY GROUP INC.

                                 90 PARK AVENUE
                            NEW YORK, NEW YORK 10016

                              INFORMATION STATEMENT

                                February 28, 2005

      This Information Statement is being furnished to stockholders of A.B. Watley Group Inc., a Delaware corporation (the "Company"), to advise them of corporate action taken without a meeting by written consent of a majority of stockholders to amend the Certificate of Incorporation of the Company to increase the Company's authorized capitalization from 51,000,000 shares, consisting of 50,000,000 shares of common stock, $.001 par value and 1,000,000 shares of preferred stock, $.001 par value to 501,000,000 shares, consisting of 500,000,000 shares of common stock, $.001 par value and 1,000,000 shares of preferred stock, $.001 par value (the "Amendment").

      A copy of the Certificate of Amendment to the Certificate of Incorporation of the Company is attached to this Information Statement as Exhibit A.

      On February 3, 2005, there were 22,512,138 shares of our common stock issued and outstanding, and no shares of our preferred stock issued and outstanding. The Amendment to the Certificate of Incorporation of the Company requires the affirmative vote of a majority of the outstanding shares of our common stock.

      The Board of Directors of the Company, by written consent on February 3, 2005 has approved, and stockholders holding an aggregate of 11,772,069 (approximately 52.29%) of our outstanding common shares on February 3, 2005, have consented in writing to amend the Certificate of Incorporation of the Company. Accordingly, all corporate action necessary to authorize the amendment has been taken. In accordance with the regulations under the Securities Exchange Act of 1934, the amendment to the Certificate of Incorporation of the Company will not become effective until at least 20 days after we have mailed this Information Statement to our stockholders. Promptly following the expiration of this 20-day period, we intend to effect the amendment to our Certificate of Incorporation. The change in our authorized capitalization will become effective at the time of filing the Certificate of Amendment.

      Our executive offices are located at 90 Park Avenue, New York, New York 10016.

      PLEASE BE ADVISED THAT THIS IS ONLY AN INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

      This Information Statement is first being sent or given to the holders of our outstanding common stock, our only class of voting securities outstanding, on or about March 3, 2005.

                           FREQUENTLY ASKED QUESTIONS

      The following questions and answers are intended to respond to frequently asked questions concerning the actions approved by our board of directors and a majority of the persons entitled to vote. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Information Statement, as well as its appendices and the documents incorporated by reference in this Information Statement.

Q: WHY AREN'T WE HOLDING A MEETING OF STOCKHOLDERS?

A: The board of directors has already approved the Amendment to our Certificate of Incorporation and has received the written consent of a majority of the voting interests entitled to vote on such actions. Under the Delaware General Corporation Act these actions may be approved by the written consent of a majority of the voting interests entitled to vote. Since we have already received written consents representing the necessary number of votes, a meeting is not necessary and represents a substantial and avoidable expense.

Q: WHAT ARE THE PURPOSES OF THE AMENDMENT?

A: The purposes of the Amendment are to authorize additional shares of common stock for us to issue to raise capital, for mergers and acquisitions, and to provide compensation that is not payable in cash.

Q: HOW WILL THE AMENDMENT AFFECT THE OFFICERS, DIRECTORS AND EMPLOYEES OF THE COMPANY?

A: The officers, directors and employees of the Company will continue in the same capacities after the Amendment as before the Amendment.

Q: CAN I REQUIRE YOU TO PURCHASE MY STOCK?

A: No. Under the Delaware General Corporation Act, you are not entitled to appraisal and purchase of your stock as a result of the Amendment.

Q: WHO WILL PAY THE COSTS OF RECAPITALIZATION?

      We will pay all of the costs of the Amendment, including distributing this Information Statement. We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our common stock. We do not anticipate contracting for other services in connection with the Amendment.

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

Increase in Authorized Common Stock

      Our Certificate of Incorporation authorizes us to issue 51,000,000 shares of capital stock, consisting of 50,000,000 shares of common stock, $.001 par value and 1,000,000 shares of preferred stock, $.001 par value. Our Board of Directors and stockholders holding a majority of our outstanding voting shares have approved an amendment to our Certificate of Incorporation to increase our authorized capitalization to 501,000,000 shares, consisting of 500,000,000 shares of common stock, $.001 par value and 1,000,000 shares of preferred stock, $.001 par value.

      The Board believes that the increase in authorized common stock is desirable in order to provide the Company with a greater degree of flexibility to issue shares of common stock, without the expense and delay of a special stockholders' meeting, in connection with possible future stock dividends or stock splits, equity financings, future opportunities for expanding the business through investments or acquisitions, management incentive and employee benefit plans and for other general corporate purposes.

      Authorized but unissued shares of common stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Company's stockholders, except as otherwise required by applicable law or stock exchange policies.

      The increase in authorized capital will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or stock exchange regulations. To the extent that additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to the existing stockholders. The holders of our common stock have no preemptive rights.

      The increase in authorized capital with respect to the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued common stock could be issued (within the limits imposed by applicable law) in one or more transactions. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

      We believe the increase in capitalization is beneficial to us in that it will better enable us to raise capital through future sales of our equity securities, engage in merger and acquisition transactions and provide compensation for certain types of services rendered.


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

Effective Date of Amendment

      The amendment will become effective upon the filing of the amendment to our Certificate of Incorporation with the Delaware Secretary of State. The amendment to the Certificate of Incorporation of the Company will not be filed until at least 20 days after we have mailed this Information Statement to our stockholders. Promptly following the expiration of this 20-day period, we intend to effect the amendment to our Certificate of Incorporation. The increase in our authorized capitalization will become effective at the time of filing the Certificate of Amendment.

No Dissenters' Rights

      Holders of our voting securities are not entitled to dissenters' rights with respect to the amendment to our Certificate of Incorporation.


                SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of February 3, 2005. The information in this table provides the ownership information for:

o each person known by us to be the beneficial owner of more than 5% of our common stock;

o     each of our directors;

o     each of our executive officers; and

o     our executive officers, directors and director nominees as a group.

      The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on such date and all shares of our common stock issuable to such holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by such person at said date which are exercisable within 60 days of such date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent such power may be shared with a spouse.

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

-----------------------------------------------------------------------------------------------------------------------------
                                                                             Number of Shares               Percentage
  Name of Beneficial Owner                Title of Class                    Beneficially Owned            Outstanding(1)
-----------------------------------------------------------------------------------------------------------------------------
Steven Malin                       Common Stock, $.001 par value                3,783,702(2)(3)                        17.7%

-----------------------------------------------------------------------------------------------------------------------------
Penson Financial Services          Common Stock, $.001 par value                    3,041,890(4)                       13.2%
Inc.

-----------------------------------------------------------------------------------------------------------------------------
Penson Worldwide Inc.              Common Stock, $.001 par value                   3,041,890 (4)                       13.2%

-----------------------------------------------------------------------------------------------------------------------------
Onsite Trading Inc.                Common Stock, $.001 par value                       1,700,000                        8.3%
Liquidating Trust

-----------------------------------------------------------------------------------------------------------------------------
Robert Malin                      Common Stock, $.001 par value                  3,370,933(2)(5)                       14.1%

-----------------------------------------------------------------------------------------------------------------------------
Eric Steinberg                    Common Stock, $.001 par value                   1,586,815(6)                          6.7%

-----------------------------------------------------------------------------------------------------------------------------
Gary Mednick                      Common Stock, $.001 par value                     2,158,000(7)                        9.4%

-----------------------------------------------------------------------------------------------------------------------------
Linda Malin                       Common Stock, $.001 par value                  2,207,400(2)(8)                        9.4%

-----------------------------------------------------------------------------------------------------------------------------
Kentan Ltd.                       Common Stock, $.001 par value                        2,500,000                       11.1%

-----------------------------------------------------------------------------------------------------------------------------
Yanzu Inc.                        Common Stock, $.001 par value                        2,500,000                       11.1%

-----------------------------------------------------------------------------------------------------------------------------
Highgate House Funds, Ltd.        Common Stock, $.001 par value                     2,140,909(9)                        9.5%

-----------------------------------------------------------------------------------------------------------------------------
Michael H. Ference                Common Stock, $.001 par value                    1,275,000(10)                        5.7%

-----------------------------------------------------------------------------------------------------------------------------
Richard A. Friedman               Common Stock, $.001 par value                    1,275,000(10)                        5.7%

-----------------------------------------------------------------------------------------------------------------------------
All Executive Officers and        Common Stock, $.001 par value               7,158,635(2)(3)(5)                       30.2%
Directors as a Group (2
persons)
-----------------------------------------------------------------------------------------------------------------------------

(1) The percentages computed in this column of the table are based upon 22,512,138 shares of common stock issued and outstanding on February 3, 2005 plus the number of securities that can be acquired by the named person or persons within 60 days from February 3, 2005 upon the exercise of options, warrants, or convertible securities.

(2) The number of shares beneficially owned by Steven, Linda and Robert Malin include shares held in irrevocable family and charitable trusts for which they are trustees. In addition, the number of shares held by Robert Malin and Steven Malin includes shares held by a family partnership for which Robert Malin and Steven Malin are general partners.

(3) The number of shares beneficially owned by Steven Malin includes 933,333 shares of common stock issuable upon exercise of options, including 433,333 options owned by his wife, but does not include 1,166,667 shares of common stock issuable upon exercise of options including 866,667 options owned by his wife which are not exercisable within the next 60 days.

(4) The number of shares beneficially owned by Penson Financial Services, Inc. and Penson Worldwide, Inc. are aggregated since such entities are affiliates and includes 2,682,798 shares of common stock issuable upon the exercise of currently exercisable warrants owned by Penson Worldwide Inc.

(5) The number of shares beneficially owned by Robert Malin includes 1,433,333 shares of common stock issuable upon exercise of presently exercisable options but does not include 1,166,667 shares of common stock issuable upon exercise of options which are not exercisable within the next 60 days.

(6) The number of shares beneficially owned by Eric Steinberg includes 1,100,415 shares issuable upon exercise of outstanding warrants.

(7) The number of shares beneficially owned by Gary Mednick includes 458,000 shares issuable upon exercise of presently exercisable stock options, and 1,700,000 shares owned by Onsite Trading Inc. Liquidating Trust an entity in which he is an affiliate, but does not include 866,667 shares of common stock issuable upon exercise of options which are not exercisable within the next 60 days.

(8) The number of shares beneficially owned by Linda Malin includes 857,772 shares of common stock issuable upon exercise of outstanding warrants.

(9) Excludes 100,000 shares owned by Jackson Steinem, Inc. an affiliated entity. Excludes 4,400,158 shares underlying warrants not exercisable within the next 60 days.

(10) Includes 1,000,000 shares owned by Sichenzia Ross Friedman Ference LLP, a partnership in which the shareholder is a partner.

The address of all of the foregoing parties is c/o our company at 90 Park Avenue, New York, NY 10016 except for On-Site Trading Inc. Liquidating Trust, Inc. whose address is c/o Robinson Brog, 1345 Avenue of Americas, New York, NY 10105, Michael H. Ference and Richard A. Friedman, each with an address at 1065 Avenue of the Americas, New York, NY 10018 and Highgate House Funds, Ltd. whose address is Walker House, Mary Street, P.O. Box 908, Georgetown, Grand Cayman, Cayman Islands.

Where You Can Find More Information

      We are required to comply with the reporting requirements of the Securities Exchange Act. For further information about us, you may refer to:

      o our Annual Report on Form 10-KSB for the year ended September 30, 2004;

      o our Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2004, June 30, 2004 and December 31, 2004; and

      o our Current Reports on Forms 8-K filed on December 14, 2004 and January 28, 2005.

      You can review these filings at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC 0330 for further information on the public reference room. These filings are also available electronically on the World Wide Web at http://www.sec.gov.


February 28, 2005                      By the Order of the Board of Directors
                                       Robert Malin, Vice Chairman

                                                                       EXHIBIT A

                           CERTIFICATE OF AMENDMENT OF

                         CERTIFICATE OF INCORPORATION OF

                             A.B. WATLEY GROUP INC.
                           (Pursuant to Section 242 of
                      the Delaware General Corporation Law)

            The undersigned, Robert Malin, President, of A.B. Watley Group Inc. (the "Company"), a corporation existing under the laws of the State of Delaware does hereby certify that:

            1. The Certificate of Incorporation of the Company is hereby amended pursuant to Section 242 (a)(3) of the General Corporation Law of the State of Delaware, in Article Fourth thereof by the substitution of the following provision:

Fourth: The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be five hundred one million (501,000,000) shares, of which five hundred million (500,000,000) shares shall be common stock, par value $.001 per share (the "Common Stock") and one million (1,000,000) shares shall be preferred stock, par value $.001 per share (the "Preferred Stock"). All of the shares of Common Stock shall be of one class, and shall have the same rights and preferences. When consideration is received for each share of Common Stock and Preferred Stock issued, each share will be fully paid and nonassessable.

      The powers, preferences and rights, and the qualifications, limitations and restrictions of the Company's Common Stock and Preferred Stock are as follows:

            (i) holders of the Company's Common Stock as a class, have equal ratable rights to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefore and are entitled upon liquidation of the Company to share ratably in the net assets available for distribution, are not redeemable and have no pre-emptive or similar rights; and holders of the Company's Common Stock have one non-cumulative vote for each share held of record on all matters to be voted on by the Company's stockholders.

            (ii) the shares of Preferred Stock shall be undesignated Preferred Stock and may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Company's Board of Directors. The Board of Directors is hereby expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of Preferred Stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware.

            2. The foregoing Amendment to the Certificate of Incorporation was authorized by the Board of Directors and duly adopted by consent action by the holders of in excess of fifty percent (50%) of the Company's outstanding stock entitled to vote thereon in accordance with Section 228 of the Delaware General Corporation Law.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this __ day of March, 2005 and DOES HEREBY CERTIFY, that the facts stated in this Certificate of Amendment are true and correct.


--------------------------------
Robert Malin, President


                                      A-2